CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 17, 2022, relating to the financial statements and financial highlights, which appears in PGIM High Yield Fund's Annual Report on Form N- CSR for the year ended August 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York

October 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 17, 2022, relating to the financial statements and financial highlights, which appears in PGIM Short Duration High Yield Income Fund's Annual Report on Form N-CSR for the year ended August 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York

October 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 17, 2022, relating to the financial statements and financial highlights, which appears in PGIM ESG High Yield Fund's Annual Report on Form N-CSR for the period ended August 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP New York, New York

October 26, 2022